                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         GLOBAL IMAGING SYSTEMS, INC.,
                                   ("BUYER")

                         CAPITOL OFFICE SOLUTIONS, INC.

                                  ("COMPANY")

                                      AND

                    GOLDER THOMA CRESSEY RAUNER FUND IV L.P.
                                  ("GTCR IV")

                                ARMEN MANOOGIAN
                                 ("MANOOGIAN")

                                      AND

                EACH OF THE OTHER STOCKHOLDERS SIGNATORY
                                     HERETO
                       (COLLECTIVELY, THE "STOCKHOLDERS")

                            DATED NOVEMBER 19, 1998


EXECUTION COPY

                               Page 14 of 61 pages

IN MAKING AN INVESTMENT DECISION REGARDING WHETHER TO ACCEPT SHARES OF COMMON STOCK OF GLOBAL IMAGING SYSTEMS, INC. REFERRED TO HEREIN AS THE "BUYER SHARES" AS PAYMENT, STOCKHOLDERS MUST RELY ON THEIR OWN EXAMINATION OF GLOBAL IMAGING SYSTEMS, INC. AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE BUYER SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

STOCKHOLDERS IN FLORIDA WHO ELECT TO ACCEPT BUYER SHARES HAVE THE RIGHT TO CHANGE THEIR ELECTION AND RECEIVE CASH INSTEAD WITHIN THREE DAYS OF THE CLOSING WITHOUT ANY PENALTY

THE BUYER SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTIONS THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NO BUYER SHARES WILL BE ISSUED TO ANY PERSON WHO IS NOT AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT. THIS AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL BUYER SHARES TO, OR A SOLICITATION OF AN OFFER TO BUY BUYER SHARES FROM, ANY PERSON WHO IS NOT AN ACCREDITED INVESTOR.




EXECUTION COPY

                               Page 15 of 61 pages

                                TABLE OF CONTENTS

                                                                                                                              Page
                                                                                                                              ----
ARTICLE I DEFINITIONS........................................................................................................  21
ARTICLE II PURCHASE AND SALE OF THE COMPANY SHARES...........................................................................  26
        2.1 Basic Transaction................................................................................................  26
        2.2 Purchase Price...................................................................................................  26
              (a) Generally..................................................................................................  26
              (b) Consideration in the Form of Buyer Shares..................................................................  26
              (c) Payment....................................................................................................  27
        2.3 Purchase Price Adjustments.......................................................................................  27
              (a) Funded Indebtedness Adjustment.............................................................................  27
              (b) Working Capital Adjustment.................................................................................  27
              (c) Adjusted Purchase Price....................................................................................  28
              (d) Allocation.................................................................................................  28
        2.4 Example..........................................................................................................  28
        2.5 Closing..........................................................................................................  28
              (a) Deliveries.................................................................................................  28
              (b) Time and Place.............................................................................................  28
        2.6 GTCR Representative..............................................................................................  28
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
        COMPANY AND STOCKHOLDERS.............................................................................................  29
        3.1 Capitalization...................................................................................................  30
        3.2 Acquisition of Buyer Shares......................................................................................  30
        3.3 Other Rights to Acquire Capital Stock............................................................................  31
        3.4 Due Organization.................................................................................................  31
        3.5 No Subsidiaries..................................................................................................  32
        3.6 Due Authorization................................................................................................  32
        3.7 Financial Statements.............................................................................................  32
        3.8 Certain Actions..................................................................................................  33
        3.9 Properties.......................................................................................................  34
        3.10 Licenses and Permits............................................................................................  34
        3.11 Intellectual Property...........................................................................................  35
        3.12 Compliance with Laws............................................................................................  35
        3.13 Insurance.......................................................................................................  35
        3.14 Employee Benefit Plans..........................................................................................  36
              (a) Employee Welfare Benefit Plans.............................................................................  36
              (b) Employee Pension Benefit Plans.............................................................................  36
              (c) Employment and Non-Tax Qualified Deferred Compensation Arrangements........................................  36
        3.15 Contracts and Agreements........................................................................................  37
        3.16 Claims and Proceedings..........................................................................................  37
        3.17 Taxes...........................................................................................................  37


EXECUTION COPY

                              Page 16 of 61 pages

        3.18 Personnel......................................................................................................  38
        3.19 Business Relations.............................................................................................  39
        3.20 Accounts Receivable; Inventory.................................................................................  39
              (a) Accounts Receivable.......................................................................................  39
              (b) Inventory.................................................................................................  40
        3.21 Bank Accounts..................................................................................................  40
        3.22 Agents.........................................................................................................  40
        3.23 Warranties.....................................................................................................  40
        3.24 Brokers........................................................................................................  40
        3.25 Interest in Competitors, Suppliers, Customers, Etc.............................................................  40
        3.26 Indebtedness To and From Officers, Directors, Stockholders,
              and Employees.................................................................................................  40
        3.27 Information Furnished..........................................................................................  41
        3.28 No Liens on Shares.............................................................................................  41
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE
        BUYER...............................................................................................................  41
        4.1 Due Organization................................................................................................  41
        4.2 Due Authorization...............................................................................................  41
        4.3 No  Brokers.....................................................................................................  42
        4.4 Issuance of the Buyer Shares....................................................................................  42
        4.5 No Undisclosed Agreement........................................................................................  42
ARTICLE V COVENANTS OF THE COMPANY AND THE
        STOCKHOLDERS........................................................................................................  42
        5.1 Conduct of Business Pending Closing.............................................................................  42
              (a) Payment of Funded Indebtedness............................................................................  42
              (b) Negative Covenants........................................................................................  42
              (c) Conduct of Business.......................................................................................  43
              (d) Nature of Breach..........................................................................................  43
              (e) Access to Information.....................................................................................  43
              (f) Transfers or Restrictions.................................................................................  43
              (g)...........................................................................................................  43
        5.2 Consents of Others..............................................................................................  44
        5.3 Reasonable Efforts..............................................................................................  44
        5.4 Powers of Attorney..............................................................................................  44
        5.5 Transfer Taxes..................................................................................................  44
        5.6 Notice of Developments; Update of Disclosure Schedules..........................................................  44
ARTICLE VI POST-CLOSING COVENANTS...........................................................................................  45
        6.1 General.........................................................................................................  45
        6.2 Litigation Support..............................................................................................  45
        6.3 Manoogian's Transition Obligations..............................................................................  46
        6.4 Confidentiality.................................................................................................  46
        6.5 Manoogian's Covenant Not to Compete.............................................................................  46
ARTICLE VII CONDITIONS TO OBLIGATION OF PARTIES TO
        CONSUMMATE CLOSING..................................................................................................  47
        7.1 Conditions to the Buyer's Obligations...........................................................................  47

EXECUTION COPY

                              Page 17 of 61 pages

              (a) Satisfaction with Due Diligence............................................................................  47
              (b) Covenants, Representations and Warranties..................................................................  47
              (c) Hart-Scott-Rodino; Other Consents..........................................................................  48
              (d) Financing..................................................................................................  48
              (e) Material Adverse Change....................................................................................  48
              (f) Deliveries by the Stockholders and the Company.............................................................  48
                     (i) Opinions of Counsel.................................................................................  48
                     (ii) Fairness Opinion...................................................................................  49
                     (iii) Certificates......................................................................................  49
                     (iv) Release............................................................................................  49
                     (v) Stock Certificates..................................................................................  49
                     (vi) Stock Certificates.................................................................................  49
        7.2 Conditions to the Company's and the Stockholders' Obligations....................................................  49
              (a) Covenants, Representations and Warranties..................................................................  49
              (b) Consents...................................................................................................  50
              (c) Deliveries by the Buyer....................................................................................  50
                     (i) Opinion of the Buyer's Counsel......................................................................  50
                     (ii) Stock Certificates.................................................................................  50
                     (iii) Adjusted Purchase Price...........................................................................  50
ARTICLE VIII INDEMNIFICATION.................................................................................................  50
        8.1 Indemnification by the Stockholders..............................................................................  50
        8.2 Defense of Claims................................................................................................  51
        8.3 Tax Audits, Etc..................................................................................................  52
        8.4 Indemnification of the Stockholders and the Company..............................................................  52
        8.5 Limits on Indemnification........................................................................................  52
ARTICLE IX TERMINATION.......................................................................................................  53
        9.1 Termination......................................................................................................  53
               (a) Mutual Consent............................................................................................  53
               (b) Litigation................................................................................................  53
               (c) Conditions to the Buyer's Obligations.....................................................................  53
               (d) Conditions to the Stockholders' and the Company's
                     Obligations.............................................................................................  53
        9.2 Effect of Termination............................................................................................  53
ARTICLE X MISCELLANEOUS......................................................................................................  54
        10.1 Modifications...................................................................................................  54
        10.2 Notices.........................................................................................................  54
        10.3 Counterparts; Facsimile Transmission............................................................................  56
        10.4 Expenses........................................................................................................  56
        10.5 Binding Effect; Assignment......................................................................................  57
        10.6 Entire and Sole Agreement.......................................................................................  57
        10.7 Governing Law...................................................................................................  57
        10.8 Survival of Representations, Warranties and Covenants...........................................................  57
        10.9 Invalid Provisions..............................................................................................  57
        10.10 Public Announcements...........................................................................................  57
        10.11 Remedies Cumulative............................................................................................  58

EXECUTION COPY

                              Page 18 of 61 pages


        10.12 Waiver.........................................................................................................  58
        10.13 Further Assurances.............................................................................................  58
        10.14 Headings.......................................................................................................  58





EXECUTION COPY

                              Page 19 of 61 pages

                                LIST OF EXHIBITS

Exhibit A                               June 30, 1998 Balance Sheet
Exhibit B-1                             Officer's Certificate
Exhibit B-2                             Secretary's Certificate
Exhibit C                               General Release

                               LIST OF SCHEDULES

Schedule 2.2(b)                   Cash and Stock Allocation Schedule
Schedule 2.3                      Funded Indebtedness
Schedule 2.4                      Example of Purchase Price Adjustments and Funding Mechanics
Schedule 3.1                      Company's Capitalization Schedule
Schedule 3.4A                     Certificate and Bylaws
Schedule 3.4B                     Due Organization
Schedule 3.5                      Subsidiaries
Schedule 3.7                      Financial Statements
Schedule 3.8A                     Certain Actions
Schedule 3.8B                     Material Changes
Schedule 3.9                      Properties
Schedule 3.10                     Licenses and Permits
Schedule 3.11                     Intellectual Property
Schedule 3.13                     Insurance
Schedule 3.14                     Employee Benefit Plans
Schedule 3.15                     Contracts and Agreements
Schedule 3.16                     Claims and Proceedings
Schedule 3.18                     Personnel
Schedule 3.20                     Accounts Receivable; Inventory
Schedule 3.21                     Bank Accounts
Schedule 3.22                     Agents
Schedule 3.23                     Warranties
Schedule 3.25                     Interest in Competitors, Suppliers, Customers, Etc.
Schedule 3.26                     Indebtedness with Officers, Directors and Stockholders
Schedule 3.27                     Information Furnished
Schedule 7.1(e)                   Funded Indebtedness

EXECUTION COPY

                               Page 20 of 61 pages

                            STOCK PURCHASE AGREEMENT

           THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of November 19, 1998, by and among GLOBAL IMAGING SYSTEMS, INC., a Delaware corporation (the "BUYER"), CAPITOL OFFICE SOLUTIONS, INC., a Delaware corporation (the "COMPANY"), GOLDER THOMA CRESSEY RAUNER FUND IV, L.P., a Delaware limited partnership ("GTCR IV"), on behalf of itself and certain other Persons listed on the signature pages to this Agreement (GTCR IV and the other signatories shall be referred to herein each individually as a "GTCR PARTY" and collectively as the "GTCR PARTIES"), and ARMEN MANOOGIAN ("MANOOGIAN"; Manoogian, together with the GTCR Parties are sometimes referred to herein as the "STOCKHOLDERS" and each individually as a "STOCKHOLDER").

                                    RECITALS

           A. The Stockholders collectively own all of the outstanding capital stock of the Company.

           B. This Agreement contemplates a transaction in which the Buyer will purchase from the Stockholders and the Stockholders will sell to the Buyer all of the outstanding capital stock of the Company, which is engaged in the office equipment sales and service industry in the Washington, DC metropolitan area (the "BUSINESS").

                                   AGREEMENT

           Accordingly, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

           When used in this Agreement, and in addition to those terms defined in the Preamble and the Recitals above, the following terms have the meanings specified or referred to in this Article I and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

           "ADJUSTED PURCHASE PRICE" has the meaning specified in Section
2.3(d).



EXECUTION COPY

                               Page 21 of 61 pages

           "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

           "BUYER COMMON STOCK" means the Buyer's Common Stock, par value $0.01 per share.

           "BUYER SHARES" means the shares of Buyer Common Stock which may be issued to the Stockholders pursuant to this Agreement.

           "CASH AND STOCK ALLOCATION SCHEDULE" means the summary of Stockholders and their respective allocation of the Adjusted Purchase Price attached hereto as Schedule 2.2(b)

           "CASH ONLY SELLERS" means those Stockholders who are not Accredited Investors as such term is defined in Rule 501 of the Securities Act and, as such, shall receive cash only as consideration for such Stockholder's Company Shares, and shall not be given the option to receive their respective portion of the Adjusted Purchase Price in the form of Buyer Shares.

           "CASH PORTION OF THE ADJUSTED PURCHASE PRICE" has the meaning specified in Section 2.2(b).

           "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

            "CLOSING" has the meaning specified in Section 2.5(b).

            "CLOSING DATE" has the meaning specified in Section 2.5(b).

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMPANY SHARES" means all of the shares of the Company's issued and outstanding capital stock being purchased pursuant to this Agreement.

            "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Company including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes known to a third party not subject to a confidentiality agreement with the Company, or (iv) which is


EXECUTION COPY

                               Page 22 of 61 pages
subsequently disclosed by any third party not in breach of a confidentiality agreement.

            "CONTRACTS" has the meaning specified in Section 3.15.

            "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

            "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind, other than a Permitted Exception.

            "ENVIRONMENTAL OBLIGATIONS" has the meaning specified in Section
3.12.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERNST & YOUNG" means Ernst & Young, independent public accountants.

            "FINANCIAL STATEMENTS" has the meaning specified in Section 3.7.

            "FUNDED INDEBTEDNESS" means all (i) indebtedness of such Person for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of such Person other than those set forth on Schedule 2.3; (iii) obligations of such Person to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business; (iv) indebtedness of others guaranteed by such Person or secured by an Encumbrance on such Person's property other than those set forth on Schedule 2.3; or (v) extended credit terms from manufacturers provided to such Person.

            "GAAP" shall mean generally accepted accounting principles, consistently applied.

            "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

            "GOVERNMENTAL PERMITS" has the meaning specified in Section 3.10.

            "GTCR REPRESENTATIVE" has the meaning specified in Section 2.6.

EXECUTION COPY

                               Page 23 of 61 pages

            "INDEMNIFIABLE COSTS" has the meaning specified in Section 8.1.

            "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1.

            "INTELLECTUAL PROPERTY" has the meaning specified in Section 3.11.

            "INVENTORY" has the meaning specified in Section 3.20(b).

            "IRS" means the Internal Revenue Service.

            "MANOOGIAN EXECUTIVE AGREEMENT" has the meaning specified in Section 6.3.

            "MANOOGIAN SHARES" means the Company Shares being purchased by the Buyer from Manoogian pursuant to this Agreement.

            "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse change or effect on the assets, properties, Business or the operations, liabilities, or conditions (financial or otherwise) of the Company; provided, however, that when such terms are used in Article III hereof, they shall have the meaning set forth in the preamble to Article III.

            "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., any amendment thereto, and any regulations promulgated thereunder.

            "PER SHARE PRICE" shall be determined, as of any applicable payment date, by taking the average of the closing bid prices per share of Buyer Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or other market on which the Buyer Common Stock may trade for the ten (10) trading days prior to the second trading day prior to the Closing Date; provided, however, that in no event shall the Per Share Price be less than $12 per share (which is the price per share which Global sold shares of Buyer Common Stock in its initial public offering).

            "PERMITTED EXCEPTION" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially affect the existing use of the property affected by such lien or imperfection and (d) such statement of facts shown on any title insurance policies delivered to the Buyer. In respect of Inventory, the term "PERMITTED EXCEPTION" also includes liens arising out of vendor financing in the ordinary course of business for the deferred purchase price of Inventory, provided

EXECUTION COPY

                               Page 24 of 61 pages
that an aggregate of 80% of the obligations secured by such liens is paid within 45 days of the incurrence of the obligations giving rise to such liens.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

            "PRELIMINARY CLOSING BALANCE SHEET" shall mean the Company's best estimate of the Company's unaudited balance sheet as of the Closing Date. The Preliminary Closing Balance Sheet shall be delivered by the Company to the Buyer and Stockholders not less than three (3) nor more than seven (7) days prior to the Closing Date.

            "PURCHASE PRICE" has the meaning specified in Section 2.2(a).

            "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

            "REQUIREMENTS OF LAWS" means any federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

            "RESTRICTED SECURITIES" means the Buyer Shares issued to the Stockholders hereunder, and any securities issued with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) become eligible for sale and have actually been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6.7 have been delivered by the Buyer in accordance with Section 6.6(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Buyer, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6.7.

            "SEC" means the United States Securities and Exchange Commission and any Governmental Body succeeding to the functions thereof.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

EXECUTION COPY

                               Page 25 of 61 pages

            "STOCK PORTION OF THE ADJUSTED PURCHASE PRICE" has the meaning specified in Section 2.2(a).

            "STOCKHOLDERS AGREEMENT" means that certain stockholders agreement, dated as of June 30, 1997, by and among the Company and the Stockholders, as amended, supplemented or otherwise modified from time to time prior to the date hereof, which Stockholders Agreement will terminate upon consummation of the transactions contemplated by this Agreement.

            "TAX" or "TAXES" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

            "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

            "WORKING CAPITAL" shall mean the difference between the Company's current assets and its current liabilities as such items are calculated in accordance with GAAP, consistent with the Company's past practices.

                                   ARTICLE II
                     PURCHASE AND SALE OF THE COMPANY SHARES

            2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each Stockholder, and each Stockholder agrees to sell to the Buyer, all of such Stockholder's shares of Company Common Stock for the consideration specified below in this Article II.

            2.2 PURCHASE PRICE. (a) GENERALLY. Subject to clause (b) hereof, the Buyer agrees to pay to the Stockholders in the aggregate the sum of $58,000,000 in cash (the "PURCHASE PRICE"), to be adjusted dollar for dollar pursuant to Section 2.3.

                  (b) CONSIDERATION IN THE FORM OF BUYER SHARES. The Stockholders who are Cash Only Sellers shall receive 100% of the Adjusted Purchase Price in cash, while those Stockholders who are not Cash Only Sellers shall, by marking the appropriate line set forth opposite their respective signature blocks at the time of execution of this Agreement, each exercise the option either to receive all

EXECUTION COPY

                               Page 26 of 61 pages
of the Adjusted Purchase Price in cash or to receive a portion of the Adjusted Purchase Price (as defined herein) in cash (in either event, the "CASH PORTION OF THE ADJUSTED PURCHASE PRICE"), and a portion in the form of Buyer Shares (the "STOCK PORTION OF THE ADJUSTED PURCHASE PRICE"); provided, however, that
(i) the Buyer will not issue any Buyer Shares to any person who is not an accredited investor within the meaning of Rule 501 under the Securities Act, regardless of whether such person is or is not identified on the signature pages hereof as a "Cash Only Seller"; (ii) the Buyer shall not issue Buyer Shares the value of which, in the aggregate (determined by multiplying the total number of Buyer Shares being issued to the electing Stockholders by the Per Share Price), exceeds 20% of the Purchase Price (as defined herein); (iii) if less than all of the Stockholders (other than the Cash Only Sellers) elect to receive Buyer Shares in accordance with clause (i), then those Stockholders who elected to receive Buyer Shares shall receive their pro-rata share of the Buyer Shares to which such non-electing Stockholders would have been entitled; and (iv) the Adjusted Purchase Price shall be allocated (in cash and Buyer Shares) among the Stockholders in accordance with a preliminary Cash and Stock Allocation Schedule which, based on the foregoing and on the elections made by the Stockholders (other than the Cash Only Sellers) on execution of this Agreement, shall be attached hereto as Schedule 2.2(b), and, ultimately, a final Cash and Stock Allocation Schedule which the Buyer shall prepare and append to this Agreement as a final Schedule 2.2(b) no later than two days prior to the Closing.

           (c) PAYMENT. The Cash Portion of the Adjusted Purchase Price shall be paid by the Buyer to the Stockholders at the Closing by delivery of cash by wire transfer of funds in the amounts set forth on the Cash and Stock Allocation Schedule next to such Stockholder's name. The Stock Portion of the Adjusted Purchase Price shall be issued by the Buyer to the Stockholders at the Closing by the delivery of Buyer Shares in the amounts set forth on the Cash and Stock Allocation Schedule next to such Stockholder's name. Cash will be paid in lieu of any fractional shares which would otherwise be issued in accordance with this Agreement.

    2 .3   PURCHASE PRICE ADJUSTMENTS.

           (a) FUNDED INDEBTEDNESS ADJUSTMENT. The Purchase Price shall be reduced by an amount equal to the total amount of any Funded Indebtedness of the Company which is paid or refinanced at the Closing by the Buyer.

           (b) WORKING CAPITAL ADJUSTMENT. The Purchase Price shall be further adjusted upward (or downward) at Closing by the amount, if any, by which the Working Capital as reflected on the Preliminary Closing Balance Sheet is more (or less) than that amount which is $50,000 less than the average of the working capital balances of the Company at the end of each of the six full calendar months prior to the month in which the Closing occurs, assuming for purposes of each such average, that the cash component of Working Capital shall be the actual cash for each such month or $800,000, whichever is the lesser amount.

EXECUTION COPY

                               Page 27 of 61 pages

           (c) ADJUSTED PURCHASE PRICE. The Purchase Price less any reduction thereto pursuant to paragraph (a) or (b) of this Section 2.3 shall be referred to as the "ADJUSTED PURCHASE PRICE".

           (d) ALLOCATION. The Adjusted Purchase Price shall be allocated pro-rata among each of the Stockholders in accordance with their interest in the Company. The Adjusted Purchase Price shall be payable to the Stockholder either in the form of cash, or in the form of a combination of cash and Buyer Shares in accordance with Section 2.2(b), as specified in the elections made by the Stockholders on the signature pages to this Agreement.

    2.4 EXAMPLE. An example of the foregoing provisions relating to the Purchase Price adjustments and the Cash Portion and the Stock Portion of the Adjusted Purchase Price allocation and funding mechanics is attached hereto as
Schedule 2.4.

    2.5    CLOSING.

           (a) DELIVERIES. At the Closing, the parties shall make the deliveries specified in Sections 7.1(f) and 7.2(c).

           (b) TIME AND PLACE. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall occur at the offices of Hogan & Hartson L.L.P. in Washington, DC commencing at 10:00 a.m., local time, on Monday, November 30, 1998 or such other time as the Buyer, the Company and the Stockholders may mutually agree (the "CLOSING DATE").

    2.6    GTCR REPRESENTATIVE.

           (a) In order to administer efficiently (i) the implementation of this Agreement by the GTCR Parties, (ii) the waiver of any condition to the obligations of the GTCR Parties to consummate the transactions contemplated hereby and (iii) the settlement of any dispute with respect to this Agreement, the GTCR Parties hereby designate Carl D. Thoma as their representative (the "GTCR REPRESENTATIVE").

           (b) The GTCR Parties hereby authorize the GTCR Representative (i) to take all action necessary in connection with the implementation of this Agreement on behalf of the GTCR Parties, the waiver of any condition to the obligations of the GTCR Parties to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under this Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the GTCR Parties by the terms of this Agreement.



EXECUTION COPY

                               Page 28 of 61 pages

           (c) In the event that the GTCR Representative dies, becomes legally incapacitated or resigns from such position, William C. Kessinger shall fill such vacancy and shall be deemed to be the GTCR Representative for all purposes of this Agreement; however, no change in the GTCR Representative shall be effective until the Buyer is given notice of it by the GTCR Parties.

           (d) All decisions and actions by the GTCR Representative shall be binding upon all of the GTCR Parties, and no individual GTCR Party shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence or willful misconduct of the GTCR Representative.

           (e) By their execution of this Agreement, the GTCR Parties agree that: (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the GTCR Representative as to any actions required or permitted to be taken by the GTCR Parties or the GTCR Representative hereunder, and no party hereunder shall have any cause of action against the Buyer for action taken by the Buyer in reliance upon the instructions or decisions of the GTCR Representative; (ii) all actions, decisions and instructions of the GTCR Representative shall be conclusively and binding upon all of the GTCR Parties; no GTCR Party shall have any cause of action against the Buyer or the Company for any action taken or omitted to be taken, decision made or omitted to be made or any instruction given or omitted to be given by the GTCR Representative; and no GTCR Party shall have any cause of action against the GTCR Representative for any action taken, decision made or instruction given by the GTCR Representative under this Agreement, except for fraud, gross negligence or willful breach of this Agreement by the GTCR Representative;
(iii) the GTCR Representative shall be deemed to fulfill any fiduciary obligation to the GTCR Parties so long as no GTCR Party is adversely affected by any action or failure to act of the GTCR Representative in a disproportionate measure compared to any other GTCR Party; (iv) remedies available at law for any breach of the provisions of this Section are inadequate; therefore, the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if the Buyer brings an action to enforce the provisions of this Section; (v) the provisions of this Section are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the GTCR Parties to the GTCR Representative and shall be binding upon the executors, heirs, legal representatives and successors of each GTCR Party; and (vi) all fees and expenses incurred by the GTCR Representative shall be paid by the GTCR Parties.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                AND STOCKHOLDERS

           In making the representations and warranties set forth below, the term "material" shall be deemed to mean an amount of money greater than


EXECUTION COPY

                               Page 29 of 61 pages

$50,000, the terms "material adverse change," "material adverse trend," "material adverse effect," "materially affect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess of $50,000 per occurrence or $100,000 in the aggregate. The term "knowledge" shall (i) mean actual knowledge of the applicable party, individually, after reasonable investigation and (ii) be deemed to exist with respect to any matter for which a reserve was provided for in the Company's financial statements, regardless of whether the reserve is sufficient to cover any loss in respect of such matter. Subject to the foregoing, in connection with the transactions contemplated by this Agreement, the Company and the Stockholders represent and warrant jointly and severally with respect to matters relating to the Company, and each Stockholder represents and warrants severally but not jointly with respect to matters relating to such Stockholder and the Company Shares held by such Stockholder, as set forth in this Article III:

    3.1 CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company as of the date hereof is as set forth in the Company's Capitalization Schedule attached hereto as Schedule 3.1. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and nonassessable. All of the outstanding shares of capital stock of the Company are owned of record by the Stockholders, with the GTCR Parties owning two-thirds and Manoogian owning one-third of such shares. None of the outstanding shares of capital stock of the Company was issued or will be transferred pursuant to the transactions contemplated by this Agreement in violation of any preemptive or preferential rights of any Person.

    3.2 ACQUISITION OF BUYER SHARES. With respect to each Stockholder who has elected to receive a portion of their share of the Adjusted Purchase Price in the form of Buyer Shares in accordance with Section 2.2(b), such Stockholder:

          (a) is acquiring the Buyer Shares pursuant to this Agreement for his or its own account and not with a view to, or intention of, distribution thereof;

          (b) is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the specific purpose of acquiring the Buyer Shares;

          (c) has sufficient knowledge and experience in investing in companies similar to the Buyer in terms of the Buyer's stage of development so as to be able to evaluate the risks and merits of its investment in the Buyer and such Stockholder is able financially to bear the risks thereof. Such Stockholder is a sophisticated investor for purposes of applicable foreign and U.S. federal and state

EXECUTION COPY

                               Page 30 of 61 pages
securities laws and regulations and is able to evaluate the risks and benefits of the investment in the Buyer Shares;

          (d) is able to bear the economic risk of his or its investment in the Stock for an indefinite period of time. Such Stockholder understands that the Buyer Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act, and that the Buyer's reliance on such exemption is predicated on such Stockholder's representations set forth herein;

          (e) understands that (i) because the Buyer Shares have not been registered under the Securities Act, they cannot be sold unless subsequently registered under the Securities Act or an unless an exemption from the requirement for such registration is available, (ii) the Buyer Shares will bear a legend to such effect and (iii) the Buyer will make a notation on its transfer books to such effect;

          (f) agrees not to sell, transfer, or otherwise dispose of the Buyer Shares in violation of the Securities Act; and

          (g) has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Buyer Shares and has had full access to such other information concerning the Buyer as such Stockholder has requested.

    3.3 OTHER RIGHTS TO ACQUIRE CAPITAL STOCK. Except as set forth in this Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

    3.4 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has full corporate power and authority to carry on the Business as now conducted and as proposed to be conducted through Closing. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, have been heretofore delivered to the Buyer and are attached hereto as Schedule 3.4A. Set forth in Schedule 3.4B hereto is a list of each jurisdiction in which the Company is qualified to do business. The Company is qualified to do business in Maryland, Virginia, the District of Columbia and in each jurisdiction in which the nature of the Business or the ownership of its properties


EXECUTION COPY

                               Page 31 of 61 pages
requires such qualification except where the failure to be so qualified does not and would not have a Material Adverse Effect.

    3.5 NO SUBSIDIARIES. Except as set forth in Schedule 3.5, the Company does not directly or indirectly have any subsidiaries or any direct or indirect ownership interests in any Person.

    3.6 DUE AUTHORIZATION. The Company and such Stockholder has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company and such Stockholder, all in accordance with applicable law. This Agreement has been duly and validly executed and delivered by the Company and such Stockholder and constitutes the valid and binding obligations of the Company and such Stockholder, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and such Stockholder do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or such Stockholder, or any of their properties, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which the Company or such Stockholder is a party, or by which they or any of their respective properties are bound, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company or such Stockholder, or (d) violate or conflict with any provision of the Certificate of Incorporation or Bylaws or partnership agreements (as applicable) of the Company or, if applicable, such Stockholder.

    3.7 FINANCIAL STATEMENTS. The unaudited balance sheets of the Company, income statements, statements of retained earnings and cash flows of the Company as of and for the year ended June 30, 1998, have been delivered to the Buyer by the Stockholders prior to the execution of this Agreement (together with the Company's (i) balance sheets, income statements, statements of retained earnings and cash flows as of and for the year ended June 30, 1998, as audited by Deloitte & Touche, the Company's outside accountants, and (ii) unaudited profit and loss statements and balance sheets as of and for the three months ended September 30, 1998 to be delivered in accordance with Section 5.1(g), the "FINANCIAL STATEMENTS").

Except as disclosed on Schedule 3.7, the Financial Statements have been prepared in accordance with GAAP throughout the periods indicated and fairly present the financial position, results of operations and changes in cash flows of the Company as of the indicated dates and for the indicated periods, subject (in the case of the interim Financial Statements) to year end accruals made in the ordinary course of the Business which are not adversely material and which are consistent with past



EXECUTION COPY

                               Page 32 of 61 pages
practices. Except to the extent reflected or provided for in the balance sheets included in the Financial Statements or as disclosed in Schedule 3.7, the Company has no liabilities, nor any obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) material (in amount or to the conduct of the Business); and neither the Company nor the Stockholders have knowledge of any basis for the assertion of any such liability or obligation. Since June 30, 1998, there has been no Material Adverse Change.


    3.8 CERTAIN ACTIONS. Since June 30, 1998, the Company has not, except as disclosed on Schedule 3.8A hereto: (a) discharged or satisfied any Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder; provided, however, that dividends or distributions of cash may be made subject to the minimum cash threshold closing condition contained in Section 7.1(d); (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (d) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) canceled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (g) amended its Certificate of Incorporation or Bylaws; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant other than commitments or payments in the ordinary course of business which do not, in the aggregate, exceed $25,000; (i) made any material change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $100,000; (k) made any investment or commitment to invest in any Person; (l) made any payment or contracted for the payment of any bonus, gratuity, or other compensation, other than (A) wages, salaries and bonuses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or stockholders of the Company; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party, except in the ordinary course of the Business; or (o) entered into any other material transactions except in the ordinary course of the Business. Since June 30, 1998, except as disclosed on Schedule 3.8B hereto, there has not been (a) any Material Adverse Change including, but not limited to, the loss of any material customers or suppliers



EXECUTION COPY

                               Page 33 of 61 pages
of the Company, or in any material assets of the Company, (b) any extraordinary contracts, commitments, orders or rebates, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Company, nor has the Company agreed to do any of the foregoing.

    3.9 PROPERTIES. Attached hereto as Schedule 3.9 is a list containing a description of all interests in real property (including, without limitation, leasehold interests) and personal property utilized by the Company in the conduct of the Business having a book value in excess of $25,000 as of the date hereof. Except as expressly set forth on Schedule 3.9 (or in respect of the Company's accounts receivable or Inventory, on Schedule 3.20), such real and personal properties are free and clear of Encumbrances. All of the properties and assets necessary in the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are suitable for the purposes for which they are currently being used. The material physical properties of the Company, including the real properties leased by the Company, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.9, no covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing. The Company has obtained all required material approvals of any Governmental Body (including Governmental Permits) required to be obtained by the Company in connection with the operation thereof, and the facilities owned or leased by the Company have been operated and maintained by the Company in accordance with all Requirements of Laws.

     3.10 LICENSES AND PERMITS. Attached hereto as Schedule 3.10 is a list of all material licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "GOVERNMENTAL PERMITS") the absence of which could have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and no violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof has occurred other than violations (if any) which would not individually or in the aggregate have a Material Adverse Effect. No additional Government Permit is required from any


EXECUTION COPY

                               Page 34 of 61 pages

Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

    3.11 INTELLECTUAL PROPERTY. Attached hereto as Schedule 3.11 is a list and brief description of all patents, trademarks, tradenames, copyrights, licenses, computer software or data (other than general commercial software), trade secrets, or applications therefor owned by or registered in the name of the Company or in which the Company has any rights, licenses, or immunities (collectively, the "INTELLECTUAL PROPERTY"). The Company has furnished the Buyer with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on Schedule 3.11 hereto, the Company has good and marketable title to or the right to use such Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of its Business, in its Business as presently conducted without the payment of any royalty or similar payment, and the Company is not infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and neither the Company nor the Stockholders are aware of any infringement by others of any such rights owned by the Company.

    3.12 COMPLIANCE WITH LAWS. The Company has (i) complied in all material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and (ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "ENVIRONMENTAL OBLIGATIONS") and all other federal, state, local or foreign governmental and regulatory requirements, except, in the case of both (i) and (ii) above, where any such failure to comply would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the knowledge of the Company and the Stockholders, no such claim is anticipated) to the effect that the Business fails to comply, in any material respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

    3.13 INSURANCE. Attached hereto as Schedule 3.13 is a list of all policies of fire, liability, business interruption or other forms of insurance and all fidelity bonds held by or applicable to the Company, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage and annual premium. Copies of all such insurance policies have been delivered to the


EXECUTION COPY

                               Page 35 of 61 pages

Buyer. Except as set forth on Schedule 3.13, no event relating to the Company has occurred which will result in (i) cancellation of any such insurance policies; (ii) a retroactive upward adjustment of premiums under any such insurance policies; or (iii) any prospective upward adjustment in such premiums. All of such insurance policies will remain in full force and effect following the Closing.

    3.14   EMPLOYEE BENEFIT PLANS.

           (a)  EMPLOYEE WELFARE BENEFIT PLANS.  Except as disclosed on
Schedule 3.14, the Company does not maintain or contribute to any "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan: (i) the plan is in material compliance with ERISA;
(ii) the plan has been administered in accordance with its governing documents;
(iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and
(v) all premiums due on any insurance contract through which the plan is funded have been paid.

           (b) EMPLOYEE PENSION BENEFIT PLANS. Except as disclosed in Schedule 3.14, the Company does not maintain or contribute to any arrangement that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or
Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions currently required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

           (c) EMPLOYMENT AND NON-TAX QUALIFIED DEFERRED COMPENSATION ARRANGEMENTS. Except as disclosed in Schedule 3.14, the Company


EXECUTION COPY

                               Page 36 of 61 pages
does not maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under Section 401(a) of the Code.

    3.15 CONTRACTS AND AGREEMENTS. Attached hereto as Schedule 3.15 is a list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, $50,000 or greater (collectively, the "CONTRACTS"). The Company is not and, to the best knowledge of the Company and the Stockholders, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any of the Contracts, and the Company has not waived any right under any of the Contracts. Subject to the foregoing, all of the Contracts to which the Company is a party are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing. Except as set forth in Schedule 3.15, the Company has not guaranteed any obligations of any other Person.

    3.16 CLAIMS AND PROCEEDINGS. Attached hereto as Schedule 3.16 is a list and brief description of all material claims, actions, suits, proceedings, or investigations pending (or, to the Company's knowledge, threatened against) or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. Except as set forth on Schedule 3.16, none of such claims, actions, suits, proceedings, or investigations will result in any material liability or loss to the Company. The Company has not been, and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been asserted, threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. Except as set forth on Schedule 3.16, there is no basis for any such valid claim or action.

    3.17   TAXES.

All Federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other Taxes and all Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the


EXECUTION COPY

                               Page 37 of 61 pages

Company. No Tax Returns of the Company or the Stockholders are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which the Company does not file Tax Returns, no such government body has claimed that the Company is or may be subject to taxation by that government body. The Company has withheld and paid all Taxes currently required to have been withheld and paid in connection with amounts paid or currently owing to any employee, stockholder, creditor, independent contractor or other party. There are no tax liens on any of the property or assets of the Company.

           Neither the Company nor any other corporation has filed an election under section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. Since September 1992, the Company has not been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of which return year any corporation other than the Company also was a member of the affiliated group. The Company has never made an election to be taxed under subchapter S of the Code.

          No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the issuance and sale of the Company Shares pursuant to this Agreement.

    3.18 PERSONNEL. Attached hereto as Schedule 3.18 is a list of the names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the fiscal year ended June 30, 1998 (including base salary, bonus and incentive pay) exceed (or by December 31, 1998 are expected to exceed) $75,000.
Schedule 3.18 also summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or

EXECUTION COPY

                               Page 38 of 61 pages
payable to such directors, officers, and employees during the Company's fiscal year ended June 30, 1998 and to the date hereof. Schedule 3.18 also contains a brief description of all material terms of employment agreements to which the Company is a party and all severance benefits which any director, officer or employee of the Company is or may be entitled to receive. The employee relations of the Company are good and there is no pending or threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Neither the Company nor the Stockholders has been advised, or has any reason to believe, that any of the persons whose names are set forth on Schedule 3.18 or any other employee will not agree to remain employed by the Company after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the knowledge of the Company and the Stockholders, threatened against or involving the Company, and none has occurred.

    3.19 BUSINESS RELATIONS. Neither the Company nor the Stockholders know or have any reason to believe that any supplier of the Company or customer comprising more than 5% of the Company's sales or service revenues will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company, except for any reductions which do not result in a Material Adverse Change. Neither the Company nor the Stockholders have received any notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any material portion of the materials used by the Company nor are the Company or the Stockholders aware of any facts which could lead it reasonably to believe that the Business will be subject to any such material disruption.

    3.20   ACCOUNTS RECEIVABLE; INVENTORY.

           (a) ACCOUNTS RECEIVABLE. All of the accounts, notes, and loans receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered and all such amounts (net of reserves for doubtful accounts and valuation allowances recorded in accordance with GAAP) will be collected in full within 180 days following the Closing Date. Except as disclosed on Schedule 3.20 hereto, (i) all of such accounts, notes, and loans receivable are free and clear of any Encumbrances; (ii) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset; and (iii) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof.


EXECUTION COPY

                               Page 39 of 61 pages

           (b) INVENTORY. Except as disclosed on Schedule 3.20, all of the Company's Inventory (as defined below) are free and clear of any Encumbrances. For purposes of this Agreement, "INVENTORY" means all of the Company's photocopiers, facsimile equipment, automated office equipment, office furniture and related parts and supplies held for resale or lease or to be furnished under contracts for service.

    3.21 BANK ACCOUNTS. Attached hereto as Schedule 3.21 is a list of all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

    3.22 AGENTS. Except as set forth on Schedule 3.22 hereto, the Company has not designated or appointed any Person to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

    3.23 WARRANTIES. Except as set forth on Schedule 3.23 and except for warranty claims that are typical and in the ordinary course of the Business,
(i) no claim for breach of product or service warranty to any customer has been made against the Company since June 30, 1998; and (ii) to the Company's knowledge, no state of facts exists, and no event has occurred, which may form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company.

    3.24 BROKERS. Neither the Company nor such Stockholder has engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

    3.25 INTEREST IN COMPETITORS, SUPPLIERS, CUSTOMERS, ETC. Except as disclosed in Schedule 3.25 hereto, no officer, director, or Stockholder or any affiliate of any such officer, director, or Stockholder, has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

    3.26 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, STOCKHOLDERS, AND EMPLOYEES. Attached hereto as Schedule 3.26 is a list and brief description of the payment terms of all indebtedness of the Company to officers, directors, Stockholders and employees of the Company and all indebtedness of officers, directors, Stockholders and employees of the Company to the Company, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business, consistent with past practices.


EXECUTION COPY

                               Page 40 of 61 pages

    3.27 INFORMATION FURNISHED. The Company has made (or, prior to the Closing, will make) available to the Buyer true and correct copies of all corporate records of the Company and all agreements, documents, and other items listed on the Schedules to this Agreement or referred to herein and except as disclosed in Schedule 3.27 hereto, neither this Agreement, the Schedules hereto, nor any information, instrument, or document delivered to the Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

    3.28 NO LIENS ON SHARES. Except as otherwise set forth in the Stockholders Agreement which shall, on the Closing Date, terminate and be of no further force or effect, in respect of the sale of the Company Shares being purchased pursuant hereto, such Stockholder owns the Company Shares, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of such shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of such shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. Such Stockholder has full power and authority to convey good and marketable title to the Company Shares owned by him or it free and clear of any Encumbrances.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

           The Buyer represents and warrants to the Company and the Stockholders as follows:

    4.1    DUE ORGANIZATION.

The Buyer represents and warrants that it is a Delaware corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to enter into and perform this Agreement.

    4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Buyer, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by the Buyer shall not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to any Buyer or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which the Buyer is a party or by which the Buyer or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, the Buyer, or (d) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Buyer.


EXECUTION COPY

                               Page 41 of 61 pages

    4.3 NO BROKERS. The Buyer has not engaged, or caused to be incurred any liability to, any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

    4.4 ISSUANCE OF THE BUYER SHARES. The issuance and delivery of the Buyer Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Buyer, and the Buyer Shares when so issued and delivered in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable. Except as provided in this Agreement, there are no statutory or contractual stockholders preemptive rights with respect to the issuance of the Buyer Shares hereunder. Based in part on the representations of the Stockholders in Section 3.2, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Buyer Shares hereunder do not require registration under the Securities Act or any applicable state securities laws.

    4.5 NO UNDISCLOSED AGREEMENT. Other than as described in the Exhibits hereto or as set forth on Schedule 4.5, there are no undisclosed agreements between the Buyer or any Affiliate of the Buyer, on the one hand, and the Company and/or any of the Stockholders.

                                   ARTICLE V
                 COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

    5.1 CONDUCT OF BUSINESS PENDING CLOSING. From the date hereof to the Closing Date:

           (a) PAYMENT OF FUNDED INDEBTEDNESS. Subject to the closing conditions set forth in Section 7.1(d) in respect of the Company's minimum cash requirements at Closing, the Company shall utilize all excess cash to pay down its Funded Indebtedness on or before the Closing Date.

           (b) NEGATIVE COVENANTS. Except as otherwise contemplated by this Agreement, or as the Buyer may otherwise consent to orally or in writing, the Company will not and the Stockholders shall cause the Company not to engage in any material activity or enter into any material transaction outside of the ordinary and usual course of the Business. Without limiting the generality of the foregoing, except as contemplated by this Agreement, the Company will not and the Stockholders shall cause the Company not to: (i) declare, set aside, or pay any dividend or other distribution in respect of its capital stock, or make any redemption, purchase or other acquisition of any shares of its capital stock; (ii) issue or sell any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or any other securities of the Company or take any action to reclassify or recapitalize or split up its capital stock; (iii) merge with any other company, consolidate or sell or consent to the sale of


EXECUTION COPY

                               Page 42 of 61 pages
any of the material assets of the Company; (iv) outside of the ordinary course of the Business (A) change or increase compensation payable, or to become payable by the Company to its officers or employees, (B) increase benefits or benefit plan costs, or (C) change any bonus, insurance, pension, compensation or other benefit plan or arrangement made for or with or covering any officers or employees of the Company; (v) waive any rights of substantial value which, singly or in the aggregate, are material to the Business; (vi) change the Certificate of Incorporation or Bylaws of the Company; (vii) borrow or agree to borrow any funds other than through existing credit relationships; (viii) pledge or mortgage or agree to pledge or mortgage any of the properties or assets of the Company; (ix) guarantee or agree to guarantee the obligations of any Person; (x) make or commit to make any capital expenditures in excess of $25,000 individually, and $100,000 in the aggregate; (xi) make any loans to any of the Company's officers, directors and stockholders (except for ordinary course of business advances for out-of-pocket expenses incurred in the performance of the Business); or (xii) dispose of or acquire any material assets outside of the ordinary course of the Business, or agree to do any of the foregoing.

           (c) CONDUCT OF BUSINESS. The Company will and the Stockholders shall cause the Company to continue to record its transactions and to prepare its financial statements consistently and in accordance with GAAP, consistent with past practice. The Company will and the Stockholders shall cause the Company to preserve substantially intact its business organization and present relationships with its customers, suppliers and employees and to maintain all of its insurance currently in effect.

           (d) NATURE OF BREACH. The Company shall give prompt notice to the Buyer of any notice of material default received by the Company subsequent to the date hereof under any material instrument or agreement, or any Material Adverse Change occurring prior to the Closing Date.

           (e) ACCESS TO INFORMATION. The Stockholders shall cause the Company to afford the Buyer access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, and agreements of the Company, and shall furnish to the Buyer and their representatives such information regarding the Company as the Buyer may reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business.

           (f) TRANSFERS OR RESTRICTIONS. The Stockholders shall not sell, transfer, pledge or grant a security interest in, or otherwise dispose of or encumber, any of the outstanding shares of the capital stock of the Company without the consent of the Buyer.

           (g) ADDITIONAL FINANCIAL STATEMENTS. Prior to the Closing, the Company shall provide to the Buyer (i) the audited (by Deloitte & Touche) profit


EXECUTION COPY

                               Page 43 of 61 pages
and loss statements and balance sheets of the Company as of and for the year ended June 30, 1998, and (ii) the unaudited profit and loss statements and balance sheets of the Company as of and for the three months ended September 30, 1998, referenced in Section 3.7.

           (h) DELIVERY OF DISCLOSURE SCHEDULES. The Company shall have until close of business on Wednesday, November 25, 1998 to deliver to the Buyer the disclosure schedules provided under Article III; provided, however, that if such schedules reveal a material (defined as in the preamble to Article III) adverse disclsoure, the Buyer shall notify the Company and the Stockholders within five (5) business days of receipt of such disclosure schedules that the same contains a material adverse disclosure. If after a period of five (5) business days from the receipt of the Buyer's notice, the parties are unable to reach an agreement regarding an appropriate adjustment to the Purchase Price or other amendment to this Agreement that adequately compensates the Buyer for the adverse impact of such material disclosure, then the Buyer may, at its option, either (i) terminate this Agreement or (ii) waive the right to claim that such matter constitutes a breach of the representations and warranties of this Agreement for purposes of Section 7.1(b) or Article VIII.

    5.2 CONSENTS OF OTHERS. Prior to the Closing, the Stockholders shall use their commercially reasonable best efforts to obtain and to cause the Company to obtain all authorizations, consents and permits required of the Company or the Stockholders to permit them to consummate the transactions contemplated hereby, including without limitation any consents required under the Canon License Agreement described on Schedule 3.11 or under any of the Company's leases.

    5.3 REASONABLE EFFORTS. The Company and the Stockholders shall use all reasonable efforts to cause all conditions for the Closing to be met.

    5.4 POWERS OF ATTORNEY. The Stockholders shall cause the Company to terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other government agencies.

    5.5 TRANSFER TAXES. Each Stockholder shall be responsible for and shall pay all stock transfer or gains taxes (if any) incurred in connection with the purchase of his or its Company Shares pursuant hereto.

    5.6 NOTICE OF DEVELOPMENTS; UPDATE OF DISCLOSURE SCHEDULES. The Company and the Stockholders will give prompt written notice to the Buyer of any material development affecting the assets, liabilities, Business, financial condition, operations or results of operations of the Company and each party hereto will give prompt written notice to the others of any material development affecting


EXECUTION COPY

                               Page 44 of 61 pages
the ability of any of such parties to consummate the transactions contemplated hereby. The Company and the Stockholders shall have the right, for a period from the date of delivery of the disclosure schedules to the Buyer pursuant to
Section 5.1(g) to that date which is not later than five (5) business days prior to the Closing Date, to update any of the disclosure schedules provided under Article III; provided, however, that if such updated schedules reveal a change that is material (defined as in the preamble to Article III), the Buyer shall notify the Company and the Stockholders within three (3) business days of receipt of such updated schedule that the same contains such a material change. If after a period of ten (10) business days from the receipt of the Buyer's notice, the parties are unable to reach an agreement regarding an appropriate adjustment to the Purchase Price or other amendment to this Agreement that adequately compensates the Buyer for the adverse impact of such material change, then the Buyer may, at its option, either (i) terminate this Agreement or (ii) waive the right to claim that such matter constitutes a breach of the representations and warranties of this Agreement for purposes of Section 7.1(b) or Article VIII.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

    6.1 GENERAL. In case at any time after the Closing any further action is legally necessary or reasonably desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). Each Stockholder acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that the Stockholders, upon reasonable notice to the Buyer, shall be entitled to reasonable access to and to make copies of such books and records at its sole cost and expense and the Buyer shall cause the Company to maintain the books, records and material financial data relating to the Company for a period of at least three (3) years.

    6.2 LITIGATION SUPPORT. In the event and for so long as any party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or before the Closing Date involving the Company, each of the other parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection

EXECUTION COPY

                               Page 45 of 61 pages
with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article VIII below).

    6.3 MANOOGIAN'S TRANSITION OBLIGATIONS. For a period of two (2) years following Closing, Manoogian will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of two (2) years following Closing, Manoogian will refer all customer inquiries relating to the Business to the Company. In respect of Manoogian's commitment pursuant to this Section 6.3, it is acknowledged that his agreement thereto is in consideration of his receipt of his portion of the Adjusted Purchase Price.

    6.4 CONFIDENTIALITY. The Stockholders will treat and hold as such all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of two (2) years from the Closing, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession except as otherwise permitted herein. In the event that any of the Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Stockholder will notify the Buyer promptly of the request or requirement.

    6.5 MANOOGIAN'S COVENANT NOT TO COMPETE. For and in consideration of the allocation of $50,000 of the Adjusted Purchase Price paid to Manoogian by the Buyer, Manoogian covenants and agrees that , for a period of two (2) years from and after the Closing Date, he will not, directly or indirectly without the prior written consent of the Buyer, for or on behalf of any entity:

            (a) become interested or engaged, directly or indirectly, as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the copier and facsimile equipment dealer and service business in competition with the Company, within the greater of (i) a 100 mile radius of the Company's office facilities in the District of Columbia (the "CURRENT TRADE AREA") or (ii) in any geographic area in which the Company currently conducts business;

           (b) enter into any agreement with, service, assist or solicit the business of any customers of the Company for the purpose of providing copier and facsimile equipment sales or service to such customers in competition with the


EXECUTION COPY

                               Page 46 of 61 pages

Company in the Current Trade Area or to cause them to reduce or end their business with the Company; or

           (c) enter into any agreement with, or solicit the employment of employees, consultants or representatives of the Company for the purpose of causing them to leave the employment of the Company;

provided, however, if Manoogian is the owner of less than five percent (5%) of the outstanding stock of any publicly-traded corporation, he shall not be deemed to be in violation of this Section 6.5 solely by reason of any actions of such corporation; provided, further, however, in respect of Manoogian's commitment pursuant to this Section 6.5, it is acknowledged that his agreement thereto is in partial consideration of his receipt of his portion of the Adjusted Purchase Price.

This Section 6.5 supersedes and replaces Section 1.7 of that certain Executive Agreement dated as of June 30, 1997 between the Company and Manoogian. Such Executive Agreement, and all other agreements, commitments and undertakings between the Company and Manoogian, are hereby terminated effective upon the Closing and shall thereafter be of no further force or effect, except to the extent that they relate to actions taken or rights or obligations arising prior to the Closing Date or compensation (including $62,500, which is the prorated portion of Manoogian's annual bonus through December 31, 1998) or reimbursement to Manoogian for periods prior to the Closing Date.

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

    7.1 CONDITIONS TO THE BUYER'S OBLIGATIONS. The obligation of the Buyer under this Agreement to consummate the Closing is subject to the conditions that:

           (a) SATISFACTION WITH DUE DILIGENCE. The Buyer shall have the right to conduct its due diligence on the Company and the Business, and it is a condition precedent to the consummation of the transactions contemplated hereby that the Buyer shall be satisfied in all reasonable and material respects with its due diligence investigation of the Company.

           (b) COVENANTS, REPRESENTATIONS AND WARRANTIES. The Company and the Stockholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by any of them prior to or at the Closing Date. The representations and warranties of the Company and the Stockholders set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and

EXECUTION COPY

                               Page 47 of 61 pages
as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of the Business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representation, the same shall be true as of such specified date.

           (c) HART-SCOTT-RODINO; OTHER CONSENTS. All statutory requirements for the valid consummation by the Company and the Stockholders of the transactions contemplated by this Agreement, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), shall have been fulfilled and all authorizations, consents and approvals, including without limitation those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to the Buyer unless such failure shall not have a Material Adverse Effect; provided, however, if, as of the Closing Date, the waiting period under the HSR Act in respect of the acquisition of Buyer Shares by GTCR IV has not expired, then such Buyer Shares as are to be allocated to GTCR IV shall be held in escrow by Buyer's counsel and not released to GTCR IV until such waiting period has expired; provided, further, however, that if Global has paid the filing fee in respect of the HSR Act filing referenced in the foregoing proviso, Global shall deduct such fee from GTCR IV's allocated Cash Portion of the Adjusted Purchase Price at Closing. In addition, the Company shall have obtained a consent from Canon under the License Agreement described on Schedule 3.11, if same is required under the terms thereof as a result of the transactions contemplated hereby. Finally, the Boards of Directors of the Company shall have approved the consummation of this Agreement and the transactions contemplated hereby.

           (d) FINANCING. The Buyer shall have obtained financing in an amount and on terms satisfactory to the Buyer.

           (e)   MATERIAL ADVERSE CHANGE.  There has been no Material Adverse
Change.

           (f) DELIVERIES BY THE STOCKHOLDERS AND THE COMPANY. The following shall be delivered at the Closing by the Stockholders and the Company:

                 (i) OPINIONS OF COUNSEL. The Buyer shall have received favorable opinions of Covington & Burling, and Reichelt, Nussbaum, LaPlaca & Miller, counsel to Manoogian and the Company, respectively, dated the Closing Date, in form and substance mutually satisfactory to the parties, such terms of opinions in substantially the forms to be agreed upon by the parties hereto prior to Closing.



EXECUTION COPY

                               Page 48 of 61 pages

                  (ii) FAIRNESS OPINION. The Buyer shall have received a fairness opinion, as to the fairness of the transactions contemplated hereby, from an investment bank of the Buyer's choosing, in form and substance satisfactory to the Buyer.

                  (iii) CERTIFICATES. The Buyer shall have received an officer's certificate and a secretary's certificate of the Company, each executed by the appropriate individuals at the Company, dated the Closing Date, in form and substance mutually satisfactory to the parties, such forms of certificates to be in substantially the forms attached hereto as Exhibits B-1 and B-2.

                  (iv) RELEASE. Each of the Stockholders shall have delivered to the Company a general release in substantially the same form attached hereto as Exhibit C.

                  (v) STOCK CERTIFICATES. The Stockholders shall have delivered the Company Shares to the Buyer accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon as a result of the stock purchase hereunder.

                  (vi) RESIGNATIONS. The Company shall deliver the written resignations of all directors of the Company designated prior to the Closing by the Buyer, and the Buyer shall cause replacement director(s) to be duly elected and appointed upon such resignations.

      7.2 CONDITIONS TO THE COMPANY'S AND THE STOCKHOLDERS' OBLIGATIONS. The obligations of the Company and the Stockholders under this Agreement to consummate the Closing is subject to the conditions that:

              (a) COVENANTS, REPRESENTATIONS AND WARRANTIES. The Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by the Buyer prior to or at the Closing and the representations and warranties of the Buyer set forth in
Article IV hereof shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representations, the same shall be true as of such specified date.


EXECUTION COPY

                               Page 49 of 61 pages

              (b) CONSENTS. All statutory requirements for the valid consummation by the Buyer of the transactions contemplated by this Agreement including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (if applicable), shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by the Buyer of the transactions contemplated hereby shall have been obtained unless such failure shall not have a Material Adverse Effect. The Buyer shall have used its reasonable best efforts to have obtained the release of the Stockholders from all personal guarantees with respect to the Company, if any.

              (c) DELIVERIES BY THE BUYER. The following shall be delivered at the Closing by the Buyer:

                   (i) OPINION OF THE BUYER'S COUNSEL. The Stockholders shall have received from Hogan & Hartson, L.L.P., counsel to the Buyer, a favorable opinion, dated the Closing Date, in form and substance mutually satisfactory to the parties, such form of opinion to be agreed upon by the parties hereto prior to Closing.

                   (ii) STOCK CERTIFICATES. The Buyer shall have issued and delivered the Buyer Shares to the appropriate Stockholders (allocated as per the Cash and Stock Allocation Schedule).

                   (iii) ADJUSTED PURCHASE PRICE. Each Stockholder shall have received from the Buyer such Stockholder's respective allocation (in cash or stock form) of the Adjusted Purchase Price in accordance with the Cash and Stock Allocation Schedule.

                                  ARTICLE VIII
                                INDEMNIFICATION

      Notwithstanding anything to the contrary in this Agreement, the Buyer, the Company and the Stockholders shall have no claim of entitlement for reimbursement of losses or damages in any way related to the transactions contemplated hereby under this Agreement except as provided in this Article VIII.

      8.1 INDEMNIFICATION BY THE STOCKHOLDERS. After the Closing and subject to the limits set forth in Section 8.5, each Stockholder, individually and not jointly and severally, shall indemnify and hold harmless the Buyer or the Company and each officer, director and affiliate of the Buyer or the Company (collectively, the "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "INDEMNIFIABLE COSTS"),


EXECUTION COPY

                               Page 50 of 61 pages
which any of the Indemnified parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of any misrepresentation, breach or default by such Stockholder of or under any of its covenants, agreements or other provisions of this Agreement or any document executed by it in connection herewith, exclusive of representations and warranties relating to the Company. After the Closing, the Stockholders, jointly and severally, shall indemnify and hold harmless the Buyer or the Company and each officer, director and affiliate of the Buyer or the Company (collectively, the "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "INDEMNIFIABLE COSTS", which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of any breach of a representation and warranty regarding the Company. Determination of whether the Company, on the one hand, or the Buyer, on the other hand, is entitled to indemnification hereunder shall be made by such parties in light of the economic impact or loss caused by the matter which is the subject of the claim of indemnification. By way of example, a claim of indemnification for breaches of the representation made in Section 3.17 (Taxes) would impact the Company so that the Company would be entitled to indemnification. A claim of indemnification based on a breach of Section 3.28 (No Liens on Shares) would affect the Buyer's investment in the Company directly (as opposed to derivatively), so that the Buyer would be entitled to indemnification.

    8.2 DEFENSE OF CLAIMS. If any legal proceeding shall be instituted, or any claim or demand made, against any Indemnified Party in respect of which the Stockholders may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Stockholders and, except as otherwise provided in
Section 8.5 below, the Stockholders shall have the right to defend any litigation, action, suit, demand, or claim for which they may seek indemnification unless, in the reasonable judgment of the Buyer, such litigation, action, suit, demand, or claim, or the resolution thereof, would have an ongoing effect on the Buyer, the Company or its successors, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at the Stockholders' expense. In the event the Stockholders fail to defend the same within a reasonable length of time, the Indemnified Parties and/or the Company (as appropriate) shall be entitled to assume the defense thereof, and the Stockholders shall be liable to repay the Indemnified Parties and/or the Company (as appropriate) for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If the Stockholders shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the right to control the defense of and to settle, with the consent of the Stockholders, which consent shall not be unreasonably withheld,

EXECUTION COPY

                               Page 51 of 61 pages
such litigation, action, suit, demand, or claim, but the Stockholders shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim.

    8.3 TAX AUDITS, ETC. In the event of an audit of a Tax Return of the Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, the Stockholders shall have the right in proportion to their respective interest in the Company prior to the consummation hereof, to control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of the Buyer, which shall not unreasonably be withheld). The Company and the Stockholders shall each cooperate fully with the other in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, the Stockholders shall be responsible for and shall promptly pay their proportionate share of all Taxes, interest, and penalties to which any of the Indemnified Parties shall be entitled to indemnification.

    8.4 INDEMNIFICATION OF THE STOCKHOLDERS AND THE COMPANY. After the Closing and subject to the limits set forth in Section 8.5, the Buyer agrees to indemnify and hold harmless the Stockholders and the Company and each officer, director, stockholder or affiliate of the Company, from and against any Indemnifiable Costs arising out of any misrepresentation, breach or default by the Buyer of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith and conduct by the Buyer or the Company of the Company's business after the Closing. In addition, the Company and the Buyer shall indemnify the Stockholders for any payment by the Stockholders of the Company's obligations occurring after the Closing Date.

     8.5 LIMITS ON INDEMNIFICATION. Except for any claims for breach of the representations and warranties of the Stockholders under Sections 3.1, 3.2, 3.3, 3.17 or 3.29 hereof (the indemnification for which shall expire on the expiration of the applicable statute of limitations), the indemnification provided under this Article VIII shall expire twelve (12) months from the Closing Date. The Stockholders shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification obligation hereunder exceeds $50,000, whereupon the Stockholders shall only be liable for all amounts in excess of such $50,000 for which indemnification may be sought. Notwithstanding the foregoing, in no event shall any Stockholder have any liability to the Buyer in excess of their allocable portion of fifteen percent (15%) of the Adjusted Purchase Price (except for claims made for any breach of the representations and warranties of the Stockholders under Sections 3.1, 3.2, 3.3, 3.17 or 3.29 hereof, for which no such limitation on the Stockholders' indemnification obligations shall apply). In addition, any Stockholder shall only be

EXECUTION COPY

                               Page 52 of 61 pages
liable for breaches of the representations and warranties contained in Sections
3.7 through 3.27 to the extent such Stockholder had actual knowledge of such breach. However, nothing in this Article VIII shall limit the Buyer in any way in exercising or securing any remedies provided by applicable common law with respect to the conduct of the Stockholders in connection with this Agreement or in the amount of damages that it can recover from the Stockholders in the event that the Buyer successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement.

                                   ARTICLE IX
                                  TERMINATION

    9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

           (a) MUTUAL CONSENT. Upon the mutual written consent of all parties hereto;

           (b) LITIGATION. By any Stockholder or the Company or the Buyer if an injunction or other order shall have been issued by a court or administrative body of competent jurisdiction, or litigation or a governmental proceeding shall be pending or threatened, which restrains or seeks to restrain or otherwise would make unlawful the consummation of the transactions contemplated by this Agreement;

           (c) CONDITIONS TO THE BUYER'S OBLIGATIONS. By the Buyer if any of the conditions provided in Section 7.1 hereof shall not have been satisfied, complied with or performed in any material respect on or before the Closing Date and the Buyer shall not have waived in writing such failure of satisfaction, non-compliance or non-performance;

          (d) CONDITIONS TO THE STOCKHOLDERS' AND THE COMPANY'S OBLIGATIONS. By the Stockholders and the Company if any of the conditions provided in
Section 7.2 hereof shall not have been satisfied, complied with or performed in any material respect on or before the Closing Date, and the Stockholders have not waived in writing such failure of satisfaction, non-compliance or non-performance;

    9.2 EFFECT OF TERMINATION. Termination of this Agreement by a party pursuant to this Article IX shall not of itself result in any liability on such party or his or its respective representatives, directors, officers, stockholders or agents. In the event of termination of this Agreement, nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.


EXECUTION COPY

                               Page 53 of 61 pages

                                   ARTICLE X
                                 MISCELLANEOUS

    10.1 MODIFICATIONS. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

    10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when such notice is personally delivered, or the next business day when sent by overnight delivery service maintaining records of receipt, or upon confirmation of receipt by the addressee when transmitted by facsimile addressed to the respective parties hereto as follows:

           The Buyer:

           Global Imaging Systems, Inc.
           13902 North Dale Mabry Road, Suite 300
           Box 273478
           Tampa, Florida  33688-3478
           Attention:  Thomas Johnson, President
           Fax No.:    (813) 264-7877
           Tel No.:    (813) 960-5508

           With a copy to:

           Hogan & Hartson, L.L.P.
           Columbia Square
           555 Thirteenth Street, N.W.
           Washington, DC  20004-1109
           Attention:  J. Hovey Kemp
           Tel No.:    (202) 637-5623
           Fax No.:    (202) 637-5910


EXECUTION COPY

                               Page 54 of 61 pages

           The Company:

           Capitol Office Solutions, Inc.
           f/k/a Capitol Copy Products, Inc.
           12000 Old Baltimore Pike
           Beltsville, Maryland  20705
           Attention:  Mr. Armen Manoogian, President
           Tel No.:    (301) 937-5030
           Fax No.:    (301) 937-6031

           With a copy to:

           Knight, Manzi, Nussbaum & LaPlaca, P.C.
           14440 Old Mill Road
           Upper Marlboro, Maryland  20772
           Attention:  Raymond G. LaPlaca
           Tel No.:    (301) 952-0100
           Fax No.:    (301) 952-0221

           GTCR Parties:

           GTCR Golder Rauner, L.L.C., for
           Golder Thoma Cressey Rauner Fund IV, L.P.
           233 S. Wacker Drive, 61st Floor
           6100 Sears Tower
           Chicago, Illinois  60606-6402
           Attention:  William C. Kessinger
           Tel No.:    (312) 382-2219
           Fax No.:    (312) 382-2201

           and

           Thoma Cressey Equity Partners, for
           Golder Thoma Cressey Rauner Fund IV, L.P.
           Sears Tower, 44th Floor
           233 S. Wacker Drive
           Chicago, Illinois  60606
           Attention:  Carl D. Thoma
           Tel No.:    (312) 777-4444
           Fax No.:    (312) 777-4445



EXECUTION COPY

                               Page 55 of 61 pages

           Manoogian:

           Armen Manoogian
           3620 Stanford Circle
           Falls Church, VA  22041
           Tel No.:    (703) 354-2590
           Fax No.:    (703) 642-9241

           With a copy to:

           Covington & Burling
           1201 Pennsylvania Avenue
           P.O. Box 7566
           Washington, DC  20004-7566
           Attention:  Alfred H. Moses
                       Michael Cutler
           Tel No.:    (202) 662-6000
           Fax No.:    (202) 662-6291

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

           10.3 COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof by such signatory party.

           10.4 EXPENSES. Each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, provided, however, that (i) the Stockholders shall bear all costs and expenses of all legal expenses of the Stockholders with respect to this Agreement and the transactions contemplated hereby.


EXECUTION COPY

                               Page 56 of 61 pages

           10.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Buyer, the Company and the Stockholders, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Stockholders without the prior written consent of the Buyer. This Agreement shall be assignable by the Buyer to a wholly-owned subsidiary of the Buyer without the prior written consent of the Stockholders.

           10.6 ENTIRE AND SOLE AGREEMENT. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

           10.7 GOVERNING LAW. This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the substantive laws of the State of Delaware.

           10.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of one
(1) year, provided (a) the representations and warranties contained in Section
3.17 of this Agreement, and the related indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities and (b) the representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.28 of this Agreement, and the related indemnities, shall survive the Closing until the expiration of the applicable statute of limitations.

           10.9 INVALID PROVISIONS. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

           10.10 PUBLIC ANNOUNCEMENTS. Neither party shall make any public announcement of the transactions contemplated hereby without the prior written


EXECUTION COPY

                               Page 57 of 61 pages
consent of the other party, which consent shall not be unreasonably withheld, unless such disclosure is required, on advice of counsel, in order to comply with federal securities laws or the listing requirements of NASDAQ or another national stock exchange.

           10.11 REMEDIES CUMULATIVE. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

           10.12 WAIVER. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

           10.13 FURTHER ASSURANCES. From time to time after the Closing, at the request of the Buyer but without further consideration, the Stockholders will execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as the Buyer reasonably may request in order to consummate the transactions contemplated hereby.

           10.14 HEADINGS. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.



                            [EXECUTION PAGES FOLLOW]



EXECUTION COPY

                               Page 58 of 61 pages

           IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                                   THE BUYER:

                                   GLOBAL IMAGING SYSTEMS, INC.

                                   By:         /s/ Thomas Johnson
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   THE COMPANY:

                                   CAPITOL OFFICE SOLUTIONS, INC.
                                   (f/k/a Capitol Copy Products, Inc.)

                                   By:         /s/         Armen Manoogian
                                       ---------------------------------------
                                       Name: Armen A. Manoogian
                                       Title: President
                                                 11/19/98


EXECUTION COPY

                               Page 59 of 61 pages

STOCKHOLDERS:

MANOOGIAN:                                          I ELECT TO RECEIVE MY PORTION
                                                    OF THE ADJUSTED PURCHASE PRICE AS:

   /s/ Armen Manoogian                                 X
--------------------------------                    ---------      --------------
Armen A. Manoogian                                  CASH ONLY      CASH & BUYER SHARES

GTCR PARTIES:

GOLDER THOMA CRESSEY RAUNER
  FUND IV, L.P.

By:         GTCR IV, L.P.,
            General Partner

By:         Golder, Thoma, Cressey, Rauner, Inc.,
            General Partner
                                                    GTCR ELECTS TO RECEIVE ITS PORTION
                                                    OF THE ADJUSTED PURCHASE PRICE AS:

By:         /s/ Carl D. Thoma                                         X
    -------------------------------------           ---------      --------------
    Name: Carl D. Thoma                             CASH ONLY      CASH & BUYER SHARES
    Title: Principal

GREEN, MANNING & BUNCH
  HOLDINGS, INC.                                    GREEN, MANNING & BUNCH
                                                    HOLDINGS, INC. ELECTS TO RECEIVE ITS
                                                    PORTION OF THE ADJUSTED PURCHASE
                                                    PRICE AS:

By: /s/ James T. Bunch                                 X
   --------------------------------------           ---------      --------------
   Name: James T. Bunch                             CASH ONLY      CASH & BUYER SHARES
   Title: Vice President



EXECUTION COPY

                               Page 60 of 61 pages